SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 15, 2013 (February 14, 2013)

WORDLOGIC CORPORATION

(Exact Name of Registrant as Specified in Charter)

Nevada	000-32865	88-0422023
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

1130 West Pender Street, Suite 230

Vancouver, British Columbia, Canada V6E 2P4

 (Address of principal executive offices)

(604) 257-3660

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

WORDLOGIC CORPORATION

Form 8-K

Current Report

ITEM 5.02.

DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On February 14, 2013, Mr. David J. Raffa (“Mr. Raffa”) was appointed as an independent director of Wordlogic Corporation (the “Company”).  On February 14, 2013, Mr. Raffa accepted the appointment.

The biography for Mr. Raffa is set forth below:

DAVID J. RAFFA – Mr. Raffa spent twenty years as a corporate finance lawyer before retiring from practice in order to found an investment banking firm, Lions Capital, and a venture capital fund, BC Advantage Funds.  Mr. Raffa has served on over twenty boards of public and private companies, having served as executive chair on a number of occasions and also having chaired audit, governance, compensation, finance and special committees.  His knowledge of compliance and public company governance is deep, having been registered under the BC Securities Act as a limited portfolio manager and compliance officer.  Mr. Raffa also has considerable experience in launching and growing technology companies, serving as an advisor to Flickr when it was acquired by Yahoo; co-founding Amorfix Life Sciences (TSX:AMF) and leading its IPO; co-leading the sale of Parasun Technologies to Universe Corp (TSX:USS) as an executive director; and having served as executive chair of venture funded ActiveState Corp, where he led its sale to Sophos PLC of Oxford, England.  Mr. Raffa will bring his expertise in company building, governance, finance and mergers & acquisitions, as well as his independence, to help the company achieve the successful monetization of its technology.

Family Relationships

There is no family relationship between Mr. Raffa and any of the Company’s directors or officers.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 15, 2013	WORDLOGIC CORPORATION

By: /s/ Franklin Evanshen
Franklin Evanshen President, Chief Executive Officer, Director